UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	[X]

Filed by Party other than the Registrant	[_]

[_]	Preliminary Proxy Statement
[_]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]
[X]	Definitive Information Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

AMARU INC.
(Exact name of Registrant as specified in its charter.)

Commission File number 000-32695

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[_]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

[_]	Fee paid previously with preliminary materials.

[_]
Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;
	2.	Form, Schedule or Registration Statement No.
	3.	Filing Party:
	4.	Date Filed:

AMARU INC.
62 Cecil Street, #06-00, TPI Building
Singapore 049710
(65) 633-29-287

To Our Stockholders:

On behalf of the Board of Directors and management of AMARU INC., I cordially invite you to attend a Special Meeting of stockholders of AMARU, INC. to be held on Monday, July 25, 2011, at 6:00 p.m., Pacific Standard Time, at 62 Cecil Street, #06-00 TPI Building, Singapore 049710.

The matter to be considered at the meeting is an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of Common Stock from two hundred million (200,000,000) shares to  four hundred million (400,000,000) shares, par value $0.001 per share.  The authorized amount of Preferred Stock will be increased from five million (5,000,000) shares to twenty five million (25,000,000) shares, par value $0.001 per share.

It is extremely important that your shares be represented at the meeting. Whether or not you plan to attend the Special Meeting in person, you are requested to mark, sign, date and return the enclosed proxy promptly in the pre-addressed return envelope provided or give your proxy by scanning and emailing it or faxing it by following the instructions on the proxy card.

Sincerely,

/s/ Chua Leong Hin
Chua Leong Hin
June 28, 2011	President and CEO

AMARU,  INC.
62 Cecil Street, #06-00, TPI Building
Singapore 049710
(65) 633-29-287

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

July 25, 2011 at 6 p.m. (Pacific Standard Time)

Notice is hereby given that a Special Meeting of Stockholders of AMARU, INC. (the Company) will be held on Monday, July 25, 2011, at 6:00 p.m., Pacific Standard Time, at 62 Cecil Street, #06-00, TPI Building, Singapore 049710 to vote on the following proposal:

To amend our Articles of Incorporation to increase the number of authorized shares of Common Stock from two hundred million (200,000,000) shares to  four hundred million (400,000,000) shares, par value $0.001 per share.  The authorized amount of Preferred Stock will be increased from five million (5,000,000) shares to twenty five million (25,000,000) shares, par value $0.001 per share.

The Special Meeting may be adjourned or postponed from time to time (including to obtain a quorum or solicit additional votes in favor of the proposal), and at any reconvened meeting action on the proposed amendments to the Articles of Incorporation may be taken without further notice to stockholders unless required by our Bylaws.

The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company has been fixed at May 31, 2011 (the “Record Date”).  If you were a stockholder of record at the close of business on May 31, 2011, you are entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof.

Sincerely,

/s/ Chua Leong Hin
Chua Leong Hin
June 28, 2011	President and CEO

IMPORTANT: Whether or not you plan to attend, so that your vote will be counted at the Special Meeting, please mark, sign, date and return the enclosed proxy promptly, using the pre-addressed return envelope enclosed, or give your proxy by scanning and emailing it or faxing it by following the instructions on the proxy card.

AMARU INC.
62 Cecil Street, #06-00, TPI Building
Singapore 049710
(65) 633-29-287

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 25, 2011 AT 6 PM PACIFIC STANDARD TIME

Date of the Proxy Statement – June 28, 2011

GENERAL INFORMATION
Information About the Special Meeting

The Special Meeting of Stockholders of the Company will be held on Monday, July 25, 2011, at 6:00 p.m., Pacific Standard Time, at 62 Cecil Street, #06-00, TPI Building, Singapore 049710.

Information About this Proxy Statement

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of AMARU INC. is soliciting your proxy to vote your shares at the Special Meeting.  If you own Amaru Inc. Common Stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting the Company's transfer agent, Integrity Stock Transfer, 3265 Warm Springs Road, Las Vegas, Nevada 89120, telephone (702) 317-7757. This Proxy Statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and which is designed to assist you in voting your shares. On or about June 28, 2011, we will mail this Proxy Statement and the enclosed proxy card to all stockholders of the Company as of the Record Date.

Matters to be Voted on at the Special Meeting

An amendment to the Company's Articles of Incorporation to increase the authorized Common Stock from 200,000,000 shares of Common Stock to 400,000,000 shares of Common Stock, par value $0.001 per share. The authorized amount of Preferred Stock will be increased to 25,000,000 shares from 5,000,000 shares, par value $0.001 per share. (“Share Increase Amendment”);

The Board recommends that you vote FOR the Share Increase Amendment

Information About Voting

Stockholders can vote on matters presented at the Special Meeting in two ways:

(a) By Proxy. You can vote by signing, dating and returning the enclosed proxy card promptly using the pre-addressed return envelope or give your proxy by scanning and emailing it to: don@integritynevada.net, or fax it to Integrity Stock Transfer at (702) 796-5650. If you do this, the proxies will vote your shares in the manner you indicate. If you do not indicate instructions on the card, your shares will be voted FOR the proposed amendments.

(b) In Person. You may attend the Special Meeting and cast your vote in person.

You may revoke your proxy at any time before it is exercised by sending a written notice (or other verifiable form of communication) notice of revocation to Amaru Inc.’s President and CEO, Chua Leong Hin, prior to the Special Meeting, or by submitting a later-dated proxy to us.

Each share of our Common Stock is entitled to one vote. As of the Record Date, May 31, 2011, there were 199,990,043 shares of our Common Stock outstanding. Holders of a majority of the outstanding shares of our Common Stock must approve each of the proposal in order for it to pass.

Information Regarding Tabulation of the Vote

The Company will appoint one or more inspectors of election to act at the special meeting and to make a written report thereof. Prior to the special meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares of Common Stock outstanding and the voting power of each, determine the shares of Common Stock represented at the special meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The determination of the inspectors as to the validity of proxies will be final and binding.

Dissenter’s Rights

The Nevada General Corporation Law does not provide for dissenters’ rights in connection with any of the actions described in this Proxy Statement, and we will not provide stockholders with any such right independently.

Quorum Requirement

A quorum of stockholders is necessary to hold a valid meeting. Under the Bylaws, holders of Common Stock entitled to exercise a majority of the voting power of us, present in person or by proxy, shall constitute a quorum. Abstentions and broker non-votes, if any, are counted as present for establishing a quorum.

Information About Votes Necessary for Proposal to be Adopted

Approval by holders of a majority of the outstanding Common Stock will be required to approve the amendment to increase in the authorized shares of Common Stock from two hundred million (200,000,000) shares to four hundred million (400,000,000) shares, par value $0.001 per share, and to increase the authorized amount of Preferred Stock from five million (5,000,000) shares to twenty five million (25,000,000) shares, par value $0.001 per share.

Abstentions and broker non-votes, if any, will be counted as votes against the amendments.

As of the Record Date, there were approximately 398 holders of record of outstanding shares of Common Stock.

Revocation of Proxies

If you give a proxy, you may revoke it at any time before it is exercised by giving notice to the Company’s President and CEO in writing or by means of other verifiable communication prior to the Special Meeting or by submitting a later-dated proxy to us.

Costs of Proxy Solicitation

Amaru, Inc. will pay all the costs of soliciting these proxies except for the costs of returning your proxy card. In addition to solicitation by mail, proxies may be solicited personally, by telephone or personal interview by an officer or regular employee of Amaru, Inc.  The Company will also ask banks, brokers and nominees and fiduciaries to forward the proxy materials to their principals and to obtain authority to execute proxies, and reimburse them for expenses.

INFORMATION ABOUT THE COMPANY’S COMMON STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date, 199,990,043 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding. The following table sets forth, as of such date, information with respect to shares beneficially owned by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock;

•	each of our directors;

•	each of our named executive officers; and all of our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the Exchange Act. Under this rule, shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within 60 days of the date of this table. In computing the percentage ownership of any person, the amount of shares includes the amount of shares beneficially owned by the person by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person does not necessarily reflect the person's actual voting power.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the business address of the individuals listed is 62 Cecil Street, #06-00, TPI Building, Singapore 049710.

Name and Address	Amount and Nature of Beneficial	Percent of Class of
of Beneficial Owner	Ownership of Common Stock	Common Stock
Colin St.Gerard Binny
former CEO, CFO and Director	22,111,888 (1) & (2)	11.05%
62 Cecil Street #06-00	(Indirect)
TPI Building
Singapore 049710

Sakae Torisawa, Chairman	1,712,808	0.86%
62 Cecil Street #06-00	(Direct)
TPI Building
Singapore 049710

Zee Moey Ngiam, Director	0	0%
62 Cecil Street #06-00	(Direct)
TPI Building
Singapore 049710

Chua Leong Hin, CEO, CFO and Director	0
62 Cecil Street #06-00	(Direct) (3)	0%
TPI Building
Singapore 049710

Percy Chua Soo Lian, Director	0
62 Cecil Street #06-00	(Direct)	0%
TPI Building
Singapore 049710

All Directors and Officers	23,824,696	11.91%
As a Group (5 persons)

1)   Except as otherwise indicated, the Company believes that the beneficial owners of Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

2)   Based on a total of 22,111,888 shares of common stock of Amaru, Inc held by Mr. Binny and his wife, Chew Bee Lian, indirectly as 100% shareholders of B Media Pte Ltd (formerly known as M2B Media Pte Ltd).

3)   Mr. Chua Leong Hin is a shareholder of M2B World Asia Pacific Pte. Ltd, a subsidiary of the Company. He holds 1,296,336 ordinary shares (3.05%) of the total shares outstanding of 42,459,976 ordinary shares in M2B World Asia Pacific Pte. Ltd.

Transfer Agent

Our transfer agent is:

          Integrity Stock Transfer
          3265 Warm Springs Road, Las Vegas, NV 89120
          Telephone: 702-317-7757
          Facsimile 702-796-5650

FIRST PROPOSAL

SHARE INCREASE AMENDMENT

The Board of Directors has approved, subject to stockholders’ approval, an amendment to the Company’s Articles of Incorporation (“Articles of Incorporation”) to increase the number of authorized shares of Common Stock from 200,000,000 shares of Common Stock to 400,000,000 shares of Common Stock, par value $0.001 per share. The authorized amount of Preferred Stock will be increased to 25,000,000 shares from 5,000,000 shares, par value $0.001 per share. The Board of Directors has determined that this amendment is advisable and in the best interests of us and our stockholders.

At the Special Meeting, stockholders will be asked to consider and vote upon this amendment. The Board of Directors recommends that stockholders vote FOR the Share Increase Amendment.

Current Capitalization - General

We are currently authorized to issue 200,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of preferred stock, $0.001 par value.

COMMON STOCK

As of the Record Date, 199,990,043 shares of common stock were issued and outstanding. The holders of common stock are entitled to one vote per share with respect to all matters required by law to be submitted to stockholders. The holders of common stock have the sole right to vote, except as otherwise provided by law or by our articles of incorporation, including provisions governing any preferred stock. The common stock does not have any cumulative voting, preemptive, subscription or conversion rights. Election of directors and other general stockholder action requires the affirmative vote of a majority of shares represented at a meeting in which a quorum is represented. The outstanding shares of common stock are validly issued, fully paid and non-assessable.

Subject to the rights of any outstanding shares of preferred stock, the holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds legally available. In the event of liquidation, dissolution or winding up of the affairs of Amaru, Inc., the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock then outstanding.

PREFERRED STOCK

Our board of directors has the authority, without action by our stockholders, to designate and issue preferred stock in one or more series. Our board of directors may also designate the rights, preferences, and privileges of each series of preferred stock, any or all of which may be greater than the rights of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:

•	restricting dividends on the common stock;

•	diluting the voting power of the common stock;

•	impairing the liquidation rights of the common stock; and

•	delaying or preventing a change in control of Amaru without further action by the stockholders.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company's 2004 Equity Compensation Plan has 2,921,260 million shares remaining as of December 31, 2010. In 2007 and 2008, no shares were issued under the Company's 2004 Equity Compensation Plan. In 2006 and 2005, the Company issued 420,000 shares and 58,740 shares respectively under the 2004 Equity Compensation Plan. There are no outstanding options under the 2004 Equity.

WARRANTS AND CONVERTIBLE DEBT

The Company does not have any outstanding warrants or debt as of the date hereof.

Reasons for the Amendment

The Board of Directors believes it is in the Company's best interest to have additional shares of common stock and preferred stock authorized for general corporate purposes, including acquisitions, equity financings and grants of stock and stock options.

The Company had 199,990,043 shares of common stock issued and outstanding at the Record Date out of 200,000,000 shares of common stock authorized.  The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of common stock. The Share Increase Amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock would remain unchanged under the Share Increase Amendment. The increase in authorized shares has been determined by the Board of Directors to allow for these general purposes and to provide for a sufficient amount of common stock to support its expansion and future financing activities, if any. Other than set forth in the above, there are no present plans for future issuances.

When the Board of Directors deems it to be in the best interest of the Company and stockholders to issue additional shares of common stock and/or preferred stock in the future from authorized shares, the Board of Directors will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulation. More generally, the increase in the authorized number of shares of Common and Preferred Stock will enable us to engage in (i) possible future financings and (ii) such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans. Currently we have no plans to issue shares for the foregoing.

CERTAIN RISKS

The issuance of shares upon conversion of debt and exercise of warrants and options may result in substantial dilution to the interests of other stockholders since the holders of these securities may ultimately convert and sell the full amount issuable on conversion. The additional authorized shares of common stock could also have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could also dilute the voting power of a person seeking control of it, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

REQUIRED VOTE

The approval of a majority of the outstanding stock entitled to vote is necessary to approve the amendment to the Articles of Incorporation.  A copy of the proposed Amendment to the Articles of Incorporation reflecting the increase in authorized common stock to 400,000,000 shares of common stock and 25,000,000 shares of preferred stock is attached as Exhibit A.

EXECUTIVE OFFICERS AND DIRECTORS

Our directors and executive officers and their ages as of the Record Date, are shown below.

Name	Age	Position
Sakae Torisawa	65	Chairman of the Board of Directors

Zee Moey Ngiam	55	Director

Chua Leong Hin	52	Chief Executive Officer, President,
		Interim Acting Chief Financial
		Officer and Director

Percy Chua Soo Lian	51	Director

SAKAE TORISAWA

Mr. Torisawa has served as a director of the Company since January 2007, and as the Chairman of the Company's Board of Directors since March 5, 2007. Mr. Torisawa graduated from the Journalism Course of Law Department at Nippon University, Japan. In 1973, Mr. Torisawa joined Hockmetals Group in Tokyo, which is a worldwide trading and mining firm. He worked as a trader for non-ferrous metals and raw materials, especially copper, zinc, lead, tungsten, and antimony. In 1976, Hockmetals closed its Tokyo office, and he joined Union Carbide, USA as a representative in Tokyo office for the Metal Division. In 1977, Mr. Torisawa joined Glencore Far East Ag in Switzerland, an international trading and industrial firm, specializing in oil, coal, metals and minerals. He served as a partner in charge of Tokyo office. He continued in trading copper, zinc and lead metals and raw materials. Due to nature of business, he was involved in mining and smelting green field projects. Presently Mr. Torisawa works for C & P Asia Pte Ltd, Singapore as a Senior Advisor.

ZEE MOEY NGIAM

Mr. Ngiam has served as a director of the Company since March 5, 2007. He is a Fellow Member of the Institute of Certified Public Accountants of Singapore; he is a Member of Marketing Institute of Singapore, and a Fellow of Association of Chartered Certified Accountants UK. From 1987 - March, 2005 he has been Group Financial Controller for Lauw & Sons Group of Companies. He was responsible for all financial matters of the Group's Singapore operation, development and implementation of marketing programs of the Group's Properties and identification and development of investment opportunities. He also reviewed quarterly financial and Management reports of overseas Companies in USA, Taiwan and Australia. From 2004 until present, he has been Joint Company Secretary for AEI Corporation Ltd.

CHUA LEONG HIN

Mr. Chua Leong Hin has served as a director of the Company since April 2, 2009. He graduated from the National University of Singapore in 1983 with a Bachelor of Law degree. He was admitted as an advocate and solicitor of the Supreme Court of Singapore to practice law in Singapore in February 1984.

He was initially employed by the law firm of Thomas Tham & Partners as a legal assistant, and subsequently in October 1984, together with Mr. Leong Keng Kheong, started the firm Leong Chua & Associates which is now known as Leong Chua & Wong. The firm currently has 4 partners and about 15 employees. The firm specializes in the field of litigation and commercial law.

Mr. Chua Leong Hin is a shareholder of M2B World Asia Pacific Pte. Ltd, a subsidiary of the Company. He holds 1,296,336 ordinary shares (3.05%) of the total shares outstanding of 42,459, 976 ordinary shares in M2B World Asia Pacific Pte. Ltd. Mr Chua is the Company's President, CEO and acting CFO following the resignation of Mr. Binny from those position.

PERCY CHUA SOO LIAN

Mr. Percy Chua Soo Lian, is appointed as the Company's director to fill the vacancy on the Board of Directors created by the resignation of Mr. Binny from that position.

Mr. Percy Chua Soo Lian graduated from the National University of Singapore in 1986, with a Bachelor of Arts, Architectural Studies (B.A.(AS), and a Bachelor of Environmental Design Studies degree (B.E.D.S.) in 1989, and a Masters of Architecture, (M.ARCH) in 1991 from Technical University of Nova Scotia (Daltech), Halifax, Nova Scotia, Canada.

He has more than twenty years experience in the fields of art and architecture. In the past decade he has been involved in restructuring assets such as hotels, buildings, and master planning of New Towns in various Asia Pacific countries. He is a founding partner of CSL Architects and managing director of CSLA Management PTE Ltd., as well as a president and director of PT Bintan Pacific Development.

Mr. Percy Chua Soo Lian has no beneficial ownership of the Company's or any of its subsidiaries' shareholdings.

The following directors and executive officers have resigned from the Company as of the effective date set forth below:

Name	Age	Position	Resignation Date
Colin St.Gerard Binny	56	Chief Executive Officer, President	April 02, 2010
		Interim Acting Chief Financial
		Officer and Director

CORPORATE GOVERNANCE

BOARD OF DIRECTORS

BOARD MEMBERS WHO ARE DEEMED INDEPENDENT

Our board of directors has determined that with exception of Ngiam Zee Moey, none of our directors are "independent" as that term is defined by the National Association of Securities Dealers Automated Quotations ("NASDAQ"). See "Lack of Committees" for the NASDAQ definition of "Independent Director."

Ngiam Zee Moey has been determined to be an "independent" director. Under the National Association of Securities Dealers Automated Quotations definition, an "independent director means a person other than an officer or employee of the Company or its subsidiaries or any other individuals having a relationship that, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The board's discretion in determining director independence is not completely unfettered. Further, under the NASDAQ definition, an independent director is a person who (1) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years), employed by the company; (2) has not (or whose immediate family members have not) been paid more than $60,000 during the current or past three fiscal years; (3) has not (or whose immediately family has not) been a partner in or controlling shareholder or executive officer of an organization which the company made, or from which the company received, payments in excess of the greater of $200,000 or 5% of that organizations consolidated gross revenues, in any of the most recent three fiscal years; (4) has not (or whose immediate family members have not), over the past three years been employed as an executive officer of a company in which an executive officer of the Company has served on that company's compensation committee; or (5) is not currently (or whose immediate family members are not currently), and has not been over the past three years (or whose immediate family members have not been over the past three years) a partner of the Company's outside auditor.

Our board of directors has determined that Ngiam Zee Moey fulfilled the definition of "Financial Expert". The term "Financial Expert" is defined as a person who has the following attributes: an understanding of generally accepted accounting principles and financial statements; has the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company's financial statements, or experience actively supervising one or more persons engaged in such activities; an understanding of internal controls and procedures for financial reporting; and an understanding of audit committee functions.

COMMITTEES

The Board of Directors of the Company has established the following committees on April 30, 2007:

•	Audit Committee

The Audit Committee's responsibilities include:

•
appointing, retaining, approving the compensation of and assessing the independence of our independent registered public accounting firm, including pre-approval of all services performed by our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including the receipt and consideration of certain reports from the firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	establishing procedures for the receipt and retention of accounting related complaints and concerns;
•	meeting independently with our independent registered public accounting firm and management; and
•	preparing the audit committee report required by SEC rules.

The members of the Audit Committee were Ngiam Zee Moey and Colin Binny who resigned on April 02, 2010. Mr.Ngiam Zee Moey remains as a sole member of the Audit Committee.

•	Nominating and Governance Committee

The Nominating and Corporate Governance Committee's responsibilities include:

•	identifying individuals qualified to become directors;
•	reviewing with the board the standards to be applied in making determinations regarding independence of board members;
•	reviewing and making recommendations to the board with respect to size, composition and structure;
•	developing and recommending to the board our code of business conduct and ethics;
•	developing and recommending to the board Corporate Governance Guidelines;
•	overseeing an annual evaluation of the board; and
•	providing general advice to the board on corporate governance matters.

The members of the Nominating and Corporate Governance Committee are Sakae Torisawa and Ngiam Zee Moey.

•	Compensation Committee

The Compensation Committee's responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to chief executive officer compensation and the compensation structure for our officers;
•	approving the chief executive officer's compensation;
•	reviewing and approving, or making recommendations to the board of directors with respect to, the compensation of our other executive officers;
•	overseeing and administering our equity incentive plans; and
•	preparing the annual executive compensation report

The members of the Compensation Committee are Sakae Torisawa and Ngiam Zee Moey.

CODE OF BUSINESS CONDUCT AND ETHICS

Our code of business conduct and ethics, as approved by our board of directors, and it can be obtained from our Website, at www.amaruinc.com.

We intend to satisfy the disclosure requirement relating to amendments to or waivers from provisions of the code that relate to one or more of the items set forth in Regulations S-K, by describing on our Internet Website, within five business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.

Information on our Internet website is not, and shall not be deemed to be, a part of this report or incorporated into any other filings we make with the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, or the SEC. These officers, directors and stockholders are required by SEC regulations to furnish us with copies of all such reports that they file.

Based solely upon a review of copies of such reports furnished to us during the fiscal year ended December 31, 2010 and thereafter, or any written representations received by us from reporting persons that no other reports were required, to the best of our knowledge, during our fiscal 2010, all Section 16(a) filing requirements applicable to our reporting persons were met.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OBJECTIVES OF OUR EXECUTIVE COMPENSATION PROGRAM

The compensation committee of our Board administers our executive compensation program. The general philosophy of our executive compensation program is to align executive compensation with the Company's business objectives and the long-term interests of our stockholders. To that end, the compensation committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should include both cash and stock-based compensation that reward performance as measured against established goals. In addition, the Company strives to provide compensation that is competitive with other peer group companies and that will allow us to attract, motivate, and retain qualified executives with superior talent and abilities. Our executive compensation is designed to reward achievement of the Company's corporate goals.

THE ROLE OF THE COMPENSATION COMMITTEE

The compensation committee has the primary authority to determine the Company's compensation philosophy and to establish compensation for the Company's executive officers. The compensation committee oversees the Company's compensation and benefit plans and policies; administers the Company's stock option plans; reviews the compensation components provided to officers, employees, and consultants; grants equity compensation to our officers, employees, and consultants; and reviews and makes recommendations to the Board regarding all forms of compensation to be provided to the members of the Board.

The compensation committee generally sets the initial compensation of each executive. The compensation committee annually reviews and in some cases adjusts compensation for executives. Although, the chief executive officer provides recommendations to the compensation committee regarding the compensation of the other executive officers, the compensation committee has full authority over all compensation matters relating to executive officers.

ELEMENTS OF EXECUTIVE COMPENSATION

Although the compensation committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, it strives to maintain a strong link between executive incentives and the creation of stockholder value. Executive compensation consists of the following elements:

Base Salary. Base salaries for our executives are generally established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions and recognizing cost of living considerations. Prior to making its recommendations and determinations, the compensation committee reviews each executive's:

•	Historical pay levels.
•	Past performance, and
•	Expected future contributions.

The compensation committee does not use any particular indices or formulae to arrive at each executive's recommended pay level.

Equity Award. We also use long-term incentives primarily in the form of stock grants. Employees and executive officers generally receive stock grants at the commencement of employment, the majority of which, if not all, vest upon the attainment of corporate goals. We believe that stock grants are instrumental in aligning the long-term interests of the Company's employees and executive officers with those of the stockholders.

EXECUTIVE OFFICER COMPENSATION

SUMMARY COMPENSATION TABLE

The following tables set forth certain information regarding our chief executive officer, chief financial officer, and three of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ended December 31, 2010, exceeded $100,000.

Name and Principal	Year	Salary	Bonus	Stock	Options	Non-Equity	Change in	All Other	Total
Position		($)	($)	Awards	Awards	Incentive	Pension	Compensation	($)
				($)	($)	Plan	Value and	($)
						Compensation	Non-qualitative
						($)	Deferred
							Compensation
							Earnings
							($)
Chua Leong Hin, CEO and CFO	2010	--	--	--	--	--	--	--	--

Colin Binny, former	2010	--	--	--	--	--	--	--	--
CEO and CFO	2009	--	--	--	--	--	--	--	--
	2008	--	--	--	--	--	--	--	--

(1)  Bonus awarded based on performance.

(2)  No officers received or will receive any long term incentive plan payouts or other payouts during financial years ended December 31, 2008, December 31, 2009 and December 2010.

In December 2006, a total of 120,000 shares of common stock were approved by the Board of Directors to be issued to Francis Foong, the Company's former CFO for services rendered valued at $54,000 pursuant to the Company's 2004 Equity Compensation Plan. In December 2006, a total of 90,000 shares of common stock were approved by the Board of Directors to be issued to Bee Leng Ho, the Company's then CFO for services rendered valued at $40,500 pursuant to the Company's 2004 Equity Compensation Plan.

In December 2005, a total of 7,300 shares of common stock were issued to Colin Binny, the Company's CEO for services rendered valued at $21,900 pursuant to the Company's 2004 Equity Compensation Plan. In December, 2005, a total of 4,700 shares of common stock were issued and 18,800 shares of common stock were approved by the Board of Directors to be issued to Francis Foong, the Company's then CFO for services rendered to the Company valued at $70,500 pursuant to the Company's 2004 Equity Compensation Plan.

As of December 31 2010, 2,921,260 million shares of common stock remain unused in the Company's 2004 Equity Compensation Plan.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain information concerning unexercised stock options for each named executive officer above. There were no stock awards outstanding as of end of fiscal year 2010.

Option Awards Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisabe	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) ($)	Market Value of Shares or Units of Stock That Have Not Vested That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights or Other Rights That Have Not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units
Chus Leong Hin,	NIL	NIL	NIL	NIL	NIL	NIL	NIL	NIL	NIL
CEO and CFO
Colin Binny	NIL	NIL	NIL	NIL	NIL	NIL	NIL	NIL	NIL
former CEO and CFO

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth equity compensation plan information as of December 31, 2010:

	NUMBER OF SHARES	WEIGHTED AVERAGE	NUMBER OF
	TO BE ISSUED	EXERCISE PRICE	SHARES REMAINING
	UPON EXERCISE OF	OF OUTSTANDING	AVAILABLE FOR
PLAN CATEGORY	OUTSTANDING OPTIONS	OPTIONS	FUTURE ISSUANCE
2004 Equity Compensation Plan approved by stockholders	NIL	NIL	2,921,260

Our Board of Directors administers the Plan. Our Board of Directors has the authority to determine, at its discretion, the number and type of awards that will be granted, the recipients of the awards, and the exercise or purchase price required to be paid, when options may be exercised and the term of the option grants. Options granted under the Plan may not be exercised after 10 years from the date the option is granted. A total of 2,921,260 shares of common stock were reserved for awards granted under the Plan.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

There are no employment agreements with the Company's key employees at this time.

DIRECTOR COMPENSATION

STOCK OPTIONS

Stock options and equity compensation awards to our non-employee / non-executive director are at the discretion of the Board. To date, no options or equity awards have been made to our non-employee / non-executive director.

CASH COMPENSATION

Our non-employee / non-executive director is eligible to receive a fee to be paid for attending each Board meeting; however, no fees were paid in 2010 other than those disclosed in the Director Compensation table.

TRAVEL EXPENSES

All directors shall be reimbursed for their reasonable out of pocket expenses associated with attending the meeting.

DIRECTOR COMPENSATION

The following table shows the overall compensation earned for the 2010 fiscal year with respect to each non-employee and non-executive director as of December 31, 2010.

DIRECTOR COMPENSATION
NAME AND PRINCIPAL POSITION	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)	OPTION AWARDS (1)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(2)	NONQUALIFIED DEFERRED COMPENSATION EARNINGS($)	ALL OTHER COMPENSATION ($) (3)	TOTAL ($)
Colin Binny	Former Director	--	--	--	--	--	--

Sakae Torisawa	Director	--	--	--	--	--	--

Zee Moe Ngiam	Director	--	--	--	--	--	--

Chua Leong Hin	Director	--	--	--	--	--	--

Percy Chua Soo Lian	Director	--	--	--	--	19,911.34	--
____________________
(1)  Reflects dollar amount expensed by the company during applicable fiscal year for financial statement reporting purposes pursuant to FAS 123R. FAS 123R requires the company to determine the overall value of the options as of the date of grant based upon the Black-Scholes method of valuation, and to then expense that value over the service period over which the options become exercisable (vest). As a general rule, for time-in-service-based options, the company will immediately expense any option or portion thereof which is vested upon grant, while expensing the balance on a pro rata basis over the remaining vesting term of the option. For a description FAS 123 R and the assumptions used in determining the value of the options under the Black-Scholes model of valuation, see the notes to the financial statements included with this Form 10-K.

(2)  Excludes awards or earnings reported in preceding columns.

(3)  Includes all other compensation not reported in the preceding columns, including (i) perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is less than $10,000; (ii) any "gross-ups" or other amounts reimbursed during the fiscal year for the payment of taxes; (iii) discounts from market price with respect to securities purchased from the company except to the extent available generally to all security holders or to all salaried employees; (iv) any amounts paid or accrued in connection with any termination (including without limitation through retirement, resignation, severance or constructive termination, including change of responsibilities) or change in control; (v) contributions to vested and unvested defined contribution plans; (vi) any insurance premiums paid by, or on behalf of, the company relating to life insurance for the benefit of the director; (vii) any consulting fees earned, or paid or payable; (viii) any annual costs of payments and promises of payments pursuant to a director legacy program and similar charitable awards program; and (ix) any dividends or other earnings paid on stock or option awards that are not factored into the grant date fair value required to be reported in a preceding column.

Certain Effects of the Amendment

The increase in authorized shares of Common or Preferred Stock is not being proposed as a means of preventing or dissuading a change in control or takeover of us. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved Common Stock and Preferred Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of us or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of Common and Preferred Stock, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and our executive officers have no knowledge of any current effort to obtain control of us or to accumulate large amounts of shares of our Common Stock.

The holders of shares of our Common and Preferred Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Common and Preferred Stock or securities convertible into or exercisable for shares of Common Stock. Accordingly, the issuance of additional shares of our Common and Preferred Stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed amendment to the Articles of Incorporation does not change the terms of the Common and Preferred Stock. The additional shares of Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. Voting rights of preferred stock is determined when the preferred shares have been designated for issuance.

We could also use the additional shares of Common and Preferred Stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the Common Stock. Preferred Stock will not be listed for trading. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

If approved by stockholders, it is anticipated that the amendment to the Articles of Incorporation will become effective upon the filing of a Articles of Amendment with the Secretary of State for the State of Nevada, which filing is expected to occur as soon as practicable after the Special Meeting.

INCORPORATION OF FINANCIAL AND OTHER INFORMATION BY REFERENCE

Our 2010 Annual Report on Form 10K, filed on April 15, 2011, and our 10-Q Quarterly Report, filed on May 16, 2011 with the Securities Exchange Commission, are hereby incorporated herein by reference.

ADDITIONAL INFORMATION

The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549-0213. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. The Company's filings are also available to the public on the SEC's website (www.sec.gov). Copies of such materials may also be obtained by mail from the Office of Investor Education and Advocacy of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.
The Board of Directors recommends a vote FOR the proposal to amend our Articles of Incorporation to increase the number of authorized shares to  400,000,000 shares of Common Stock and to 25,000,000 shares of Preferred Stock, par value $0.001 per share.

Sincerely,

/s/ Chua Leong Hin
Chua Leong Hin
June 28, 2011	President and CEO

Exhibit A

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website:  www.nvsos.gov

CERTIFICATE OF AMENDMENT

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT
ABOVE SPACE IF FOR OFFICE USE ONLY

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR NEVADA PROFIT CORPORATIONS
------------------------------

(PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.     Name of corporation:

Amaru, Inc.

2.     The articles have been amended as follows: (provide article numbers, if available)

THIS AMENDMENT IS ONLY AS TO ARTICLE VI.

SIXTH: SIX: The aggregate number of shares which the Corporation shall have the authority to issue is FOUR HUNDRED AND TWENTY FIVE MILLION (425,000,000) shares of which stock FOUR HUNDRED MILLION (400,000,000) shares at $0.001 par value per share shall be common stock and of which TWENTY FIVE MILLION (25,000,000) shares at a nondesignated par value per share, shall be preferred stock. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series, and to fix the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of preferred stock shall include, but not be limited to, determination of the following:

(a)      The number of shares constituting that series and the distinctive designation of that series;

(b)      The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)      Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)      Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such as the Board of Directors shall determine;

(e)      Whether or not shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions, and at different redemption dates;

(f)      Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)      The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h)      Any other relative rights, preferences and limitations of that series, unless otherwise provided by the certificate of determination.

3.      The  vote  by  which  the stockholders holding shares in the corporation entitling  them  to  exercise  at  least a majority of the voting power, or such greater  proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation*  have  voted  in  favor  of  the  amendment  is:

4.       Effective date of filing: (optional)

--------------------------------------
(must not be later than 90 days after
the certificate is filed)
-------------------------------------

5.       Signature: (required)

X
--------------------------------
SIGNATURE OF OFFICER

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

PROXY
SPECIAL MEETING OF STOCKHOLDERS OF
AMARU INC.

July 25, 2011, 6:00 p.m. Pacific Standard Time

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED PRE-ADDRESSED RETURN ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK. ALTERNATIVELY, YOU MAY SCAN AND EMAIL IT TO DON@INTEGRITYNEVADA.NET OR FAX IT TO (702) 796-5650

PROPOSAL

To amend AMARU, INC.’s Articles of Incorporation to increase the authorized shares of its Common Stock from 200,000,000 shares to 400,000,000 shares with a par value of $0.001 per share, and its Preferred Stock from 5,000,000 shares to 25,000,000 shares with a par value of $0.001 per share.

FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE PROPOSAL.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

NOTE:
Please sign exactly as your name or names appear hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership’s name by authorized person.